Exhibit 1.1
CHENIERE ENERGY PARTNERS, L.P.
3,000,000 Common Units
Representing Limited Partner Interests

UNDERWRITING AGREEMENT
New York, New York
September 14, 2011
Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Ladies and Gentlemen:
Cheniere Energy Partners, L.P., a limited partnership organized under the laws of Delaware (the “Partnership”), proposes to sell to you (the “Underwriter”) 3,000,000 common units (the “Firm Units”), each representing a limited partner interest in the Partnership (the “Common Units”). The Partnership also proposes to grant to the Underwriter an option to purchase up to 450,000 additional Common Units to cover over-allotments, if any (the “Option Units”; the Option Units, together with the Firm Units, being hereinafter called the “Units”).
The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 19 hereof.
It is understood that as of the date hereof:
(a)    the Partnership is an indirect majority owned subsidiary of Cheniere Energy, Inc., a Delaware corporation (“Cheniere”);

(b)    Cheniere indirectly owns 100% of the limited liability company interests in Cheniere LNG Holdings, LLC (“Holdings”);

(c)    Holdings owns 100% of the limited liability company interests in Cheniere Energy Partners GP, LLC, a Delaware limited liability company (the “General Partner”), which is the sole general partner of the Partnership, and which owns a 2.0% general partner interest in the Partnership;

(d)    Holdings owns 100% of the limited liability company interests in Cheniere Subordinated Units Holdings, LLC (“Subsidiary Holdings”), which owns all of the outstanding subordinated units in the Partnership (the “Subordinated Units”);

(e)    Holdings owns 100% of the limited liability company interests in Cheniere Common Units Holding, LLC, a Delaware limited liability company (“Common Units Holding”);

(f)    the Partnership owns 100% of the limited liability company interests in Cheniere Energy Investments, LLC, a Delaware limited liability company (“Investments”);

(g)    Investments owns 100% of the limited liability company interests in Cheniere Midstream Services, LLC, a Delaware limited liability company (“Midstream Services”);

(h)     Investments owns 100% of the limited liability company interests in Cheniere NGL Pipeline, LLC, a Delaware limited liability company (“NGL Pipeline”);

(i)    Investments owns 100% of the outstanding limited liability company interests in Sabine Pass LNG-GP, LLC, a Delaware limited liability company (the “Operating GP”), which is the sole general partner of Sabine Pass LNG, L.P., a Delaware limited partnership (“Sabine Pass”), and which owns a non-economic general partner interest in Sabine Pass;

(j)    Investments owns 100% of the limited liability company interests in Sabine Pass LNG-LP, LLC, a Delaware limited liability company (the “Operating LP”), which owns a 100% limited partner interest in Sabine Pass and 100% of the limited liability company interests in Sabine Pass Liquefaction, LLC (the “Liquefaction Company”), a Delaware limited liability company; and

(k)    Sabine Pass owns 100% of the limited liability company interests in Sabine Pass Tug Services, LLC, a Delaware limited liability company (“Tug Services”).

The Partnership, the General Partner, Investments, Midstream Services, NGL Pipeline, the Operating GP, the Operating LP, Sabine Pass, the Liquefaction Company and Tug Services shall be referred to collectively as the “Partnership Entities.” The Partnership, the General Partner and Investments shall be referred to collectively as the “Partnership Parties.”
This is to confirm the agreement between the Partnership Parties and the Underwriter concerning the purchase of the Units from the Partnership by the Underwriter.
1.Representations and Warranties. Each of the Partnership Parties, jointly and severally, represents and warrants to the Underwriter as set forth below in this Section 1.

(a)Registration. The Partnership meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (file number 333-168942) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of securities of the Partnership, including the Units. Such Registration Statement, including any amendments thereto filed prior to the Applicable Time, has become effective. The Partnership may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Units, each of which has previously been furnished to the Underwriter. The Partnership will file with the Commission a final prospectus supplement relating to the Units in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and except to the extent the Underwriter shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Underwriter prior to the Applicable Time or, to the extent not completed at the Applicable Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Partnership has advised the Underwriter, prior to the Applicable Time, will be included or made therein. The Registration Statement, at the Applicable Time, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Applicable Time.

(b)No Material Misstatements or Omissions in Registration Statement or Final Prospectus. Each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. On the Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Units are purchased, if such date is not the Closing Date (a “settlement date”), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on each Effective Date and at the Applicable Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each of the statements made by the Partnership in the Registration Statement and in any Preliminary Prospectus provided to the Underwriter for use in connection with the public offering of the Units, and to be made in the Final Prospectus and any further amendments or supplements to the Registration Statement or Final Prospectus within the coverage of Rule 175(b) under the Act, including (but not limited to) any statements made under the heading “Cash Distribution Policy” or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith; provided, however, that the Partnership makes no representations or warranties as to the information contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Partnership by or on behalf of the Underwriter specifically for inclusion in the Registration Statement, the Preliminary Prospectus or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the information described as such in Section 8(b) hereof.

(c)No Material Misstatements or Omissions in Disclosure Package. The Disclosure Package and each electronic road show when taken together as a whole with the Disclosure Package do not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Partnership by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the information described as such in Section 8(b) hereof.

(d)Documents Incorporated by Reference. The documents incorporated by reference in the Registration Statement or any Preliminary Prospectus did not, and the Final Prospectus when it is first filed in accordance with Rule 424(b) and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e)Eligible Issuer. (i) At the earliest time after the time of filing of the Registration Statement that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Units and (ii) as of the Applicable Time (with such date being used as the determination date for purposes of this clause (ii)), the Partnership was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Partnership be considered an Ineligible Issuer.

(f)Free Writing Prospectus Conforms to Requirements of the Act. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Act and the rules thereunder on the date of first use, and the Partnership has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to such rules. The Partnership has not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriter. The Partnership has retained in accordance with such rules all Issuer Free Writing Prospectuses that were not required to be filed pursuant thereto. The Partnership filed the Registration Statement before using any Issuer Free Writing Prospectus, and each Issuer Free Writing Prospectus, if any, was accompanied or preceded by a Preliminary Prospectus satisfying the requirements of Section 10 of the Act. The Partnership has taken all actions necessary so that any road show (as defined in Rule 433) in connection with the offering of the Units will not be required to be filed pursuant to the Act and the rules thereunder.

(g)Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement or the Final Prospectus. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Partnership by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the information described as such in Section 8(b) hereof.

(h)Formation and Qualification. Each of the Partnership Entities has been duly formed and is validly existing as a limited partnership, or limited liability company, as applicable, in good standing under the laws of the State of Delaware with full power and authority to enter into and perform its obligations under this Agreement (if a party hereto), to own or lease and to operate its properties and to conduct its business, in each case as described in the Disclosure Package and the Final Prospectus. Each of the Partnership Entities is duly qualified to do business as a foreign limited partnership or limited liability company, as applicable, and is in good standing under the laws of each jurisdiction that requires such qualification or registration, except where the failure to be so qualified or registered could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, results of operations, business or properties, taken as a whole, whether or not from transactions arising in the ordinary course of business, of the Partnership Entities (a “Material Adverse Effect”), or subject the limited partners of the Partnership to any material liability.

(i)Power and Authority to Act as a General Partner. The General Partner has full power and authority to act as general partner of the Partnership in all material respects as described in the Disclosure Package and the Final Prospectus. The Operating GP has full power and authority to act as general partner of Sabine Pass in all material respects as described in the Disclosure Package and the Final Prospectus.

(j)Ownership of the General Partner. Holdings owns 100% of the limited liability company interests in the General Partner; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (the “GP LLC Agreement”), and are fully paid (to the extent required by the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and Holdings owns such limited liability company interests free and clear of all liens, encumbrances, security interests, charges or other claims (“Liens”) (except for restrictions on transferability as described in the Disclosure Package and the Final Prospectus).

(k)Valid Issuance of the Units. The Units to be purchased by the Underwriter from the Partnership have been duly authorized for issuance and sale to the Underwriter pursuant to this Agreement and, when issued and delivered by the Partnership pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-607 and 17-804 of the Delaware LP Act.)

(l)Capitalization. As of the date hereof, the issued and outstanding partnership interests of the Partnership consist of 26,931,023 Common Units, 135,383,831 Subordinated Units, 3,312,548 General Partner Units (as defined in the partnership agreement of the Partnership (the “Partnership Agreement”)) and the incentive distribution rights (as defined in the Partnership Agreement, the “Incentive Distribution Rights”), which are the only partnership interests in the Partnership issued and outstanding. Such Common Units, Subordinated Units and Incentive Distribution Rights, together with the limited partner interests represented thereby, have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act). The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership represented by such General Partner Units. Such General Partner Units have been duly authorized and validly issued in accordance with the Partnership Agreement. Subsidiary Holdings owns all of the

Subordinated Units, Common Units Holding owns 10,891,357 Common Units and the General Partner owns all of General Partner Units and the Incentive Distribution Rights, in each case free and clear of all Liens (except for restrictions on transferability set forth in the Partnership Agreement, the other Liens described in the Disclosure Package and the Final Prospectus and the Liens granted in favor of the holders of indebtedness under the loan agreements, as amended, listed in Exhibits 10.35 and 10.41 of Cheniere's annual report on Form 10-K for the year ended December 31, 2010 (the “Debt Agreements”)).

(m)Ownership of Investments. The Partnership owns 100% of the limited liability company interests in Investments; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Investments (the “Investments LLC Agreement”) and are fully paid (to the extent required by the Investments LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such limited liability company interests free and clear of all Liens (except for restrictions on transferability as described in the Disclosure Package, the Final Prospectus or the Investments LLC Agreement).

(n)Ownership of Midstream Services. Investments owns 100% of the limited liability company interests in Midstream Services; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Midstream Services (the “Midstream Services LLC Agreement”) and are fully paid (to the extent required by the Midstream Services LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Investments owns such limited liability company interests free and clear of all Liens (except for restrictions on transferability as described in the Disclosure Package, the Final Prospectus or the Midstream Services LLC Agreement).

(o)Ownership of NGL Pipeline. Investments owns 100% of the limited liability company interests in NGL Pipeline; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of NGL Pipeline (the “NGL Pipeline LLC Agreement”) and are fully paid (to the extent required by the NGL Pipeline LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Investments owns such limited liability company interests free and clear of all Liens (except for restrictions on transferability as described in the Disclosure Package, the Final Prospectus or the NGL Pipeline LLC Agreement).

(p)Ownership of the Operating GP. Investments owns 100% of the issued and outstanding limited liability company interests of the Operating GP; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the Operating GP (the “Operating GP LLC Agreement”) and are fully paid and nonassessable; and Investments owns such limited liability company interests free and clear of all Liens (except for restrictions on transferability as described in the Disclosure Package, the Final Prospectus or the Operating GP LLC Agreement).

(q)Ownership of the Operating LP. Investments owns 100% of the limited liability company interests in the Operating LP; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the Operating LP (the “Operating LP LLC Agreement”) and are fully paid (to the extent required by the Operating LP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Investments owns such limited liability company interests free and clear of all Liens (except for restrictions on transferability as described in the Disclosure Package, the Final Prospectus or the Operating LP LLC Agreement).

(r)Ownership of the General Partner Interest in Sabine Pass. The Operating GP is the sole general partner of Sabine Pass and owns a non-economic general partner interest in Sabine Pass; such general partner interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of Sabine Pass (the “Sabine Pass Partnership Agreement”); and the Operating GP owns such general partner interest free and clear of all Liens (except for Liens as described in the Disclosure Package, the Final Prospectus or the Sabine Pass Partnership Agreement and Liens granted to secure the indebtedness outstanding under the Indenture, dated November 9, 2006, between Sabine Pass and The Bank of New York (the “Sabine Indenture”)).

(s)Ownership of the Limited Partner Interest in Sabine Pass. The Operating LP owns a 100% limited partner interest in Sabine Pass; such limited partner interest has been duly authorized and validly issued in accordance with the Sabine Pass Partnership Agreement and is fully paid (to the extent required under the Sabine Pass Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-607 and 17-804 of the Delaware LP Act); and the Operating LP owns such limited partner interest free and clear of all Liens (except for Liens as described in the Disclosure Package, the Final Prospectus or the Sabine Pass Partnership Agreement and Liens granted to secure the indebtedness outstanding under the Sabine Indenture).

(t)Ownership of the Liquefaction Company. Operating LP owns 100% of the limited liability company interests in the Liquefaction Company; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the Liquefaction Company (the “the Liquefaction Company LLC Agreement”) and are fully paid (to the extent required by the Liquefaction Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Operating LP owns such limited liability company interests free and clear of all Liens (except for restrictions on transferability as described in the Disclosure Package, the Final Prospectus or the Liquefaction Company LLC Agreement).

(u)Ownership of Tug Services. Sabine Pass owns 100% of the limited liability company interests in Tug Services; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Tug Services (the “Tug Services LLC Agreement”) and are fully paid (to the extent required by the Tug Services LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Sabine Pass owns such limited liability company interests free and clear of all Liens (except for restrictions on transferability as described in the Disclosure Package, the Final Prospectus or the Tug Services LLC Agreement and Liens granted to secure the indebtedness outstanding under the Sabine Indenture).

(v)No Other Subsidiaries. Except for other Partnership Entities, none of the Partnership Entities owns, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(w)No Preemptive Rights, Registration Rights or Options. Except as identified in the Disclosure Package and the Final Prospectus, there are no (i) preemptive rights or other rights to subscribe for or to purchase any equity securities of the Partnership Entities, (ii) any restrictions upon the voting or transfer of any equity securities of the Partnership Entities, except pursuant to the Sabine Indenture or the Debt Agreements, or (iii) outstanding options or warrants to purchase any securities of the Partnership Entities. Except for such rights that have been waived or as described in the Disclosure Package and the Final Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership.

(x)Authority and Authorization. Each of the Partnership Parties has all requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder. The Partnership has all requisite partnership power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Disclosure Package and the Final Prospectus. All partnership and limited liability company action, as the case may be, required to be taken by the Partnership Parties or any of their members or partners, as the case may be, for the authorization, issuance, sale and delivery of the Units, and the consummation of the transactions contemplated by this Agreement shall have been validly taken.

(y)Authorization, Execution and Delivery of this Agreement. This Agreement has been duly authorized, executed and delivered by, or on behalf of, each of the Partnership Parties.

(z)Authorization, Execution, Delivery and Enforceability of Certain Agreements. Each of the Partnership Agreement, the GP LLC Agreement, the Investments LLC Agreement, the Operating GP LLC Agreement, the Operating LP LLC Agreement, the Midstream Services LLC Agreement, the NGL Pipeline LLC Agreement, the Sabine Pass Partnership Agreement, the Liquefaction Company LLC Agreement and the Tug Services LLC Agreement has been duly authorized, executed and delivered by each Partnership Entity party thereto and, with respect to the GP LLC Agreement, Holdings and is a valid and legally binding agreement of such entity, enforceable against such entity in accordance with its terms; provided, however, that with respect to each such agreement, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided further that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

(aa)No Conflicts. None of (i) the offering, issuance or sale by the Partnership of the Units, (ii) the execution, delivery and performance of this Agreement by the Partnership Parties or (iii) the consummation of any other transactions contemplated by this Agreement (A) conflicts or will conflict with or constitutes or will constitute a violation of the partnership agreement, limited liability company agreement, certificate of formation or conversion or other constituent document (collectively, the “Constituent Documents”) of any Partnership Entity, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any Partnership Entity is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over any Partnership Entity or any of their properties or assets in a proceeding to which any of them or their property is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any Partnership Entity, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would, individually or in the aggregate, have a Material Adverse Effect or would materially impair the ability of the Partnership Parties to consummate the transactions provided for in this Agreement.

(bb)    No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over any Partnership Entity or any of their properties or assets is required in connection with (i) the offering, issuance or sale by the Partnership of the Units, (ii) the execution, delivery and performance of this Agreement or the fulfillment of the terms thereof by the Partnership Parties or (iii) the consummation of any other transactions contemplated by this Agreement, except (x) for such permits, consents, approvals and similar authorizations required under the Act, the Exchange Act and blue sky laws of any jurisdiction, and (y) for such consents that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect or would not materially impair the ability of the Partnership Parties to consummate the transactions provided for in this Agreement.

(cc)    No Defaults. None of the Partnership Entities is (i) in violation of its Constituent Documents or any statute, law or regulation or any order, judgment, decree or injunction of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over any of the Partnership Entities or any of their properties or assets or (ii) in breach, default (or an event that, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation, if continued, would have a Material Adverse Effect.

(dd)    Conformity of Units to Description. The Units conform in all material respects to the description thereof contained in the Disclosure Package and the Final Prospectus.

(ee)    No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package and the Final Prospectus, subsequent to the respective dates as of which such information is given in the Disclosure Package and the Final Prospectus, (i) there has been no Material Adverse Effect or any development that may reasonably be expected to result in a Material Adverse Effect, (ii) there have been no material transactions entered into by the any of the Partnership Entities, on a consolidated basis, other than transactions in the ordinary course of business, (iii) none of the Partnership Entities have incurred any material liabilities or obligations, direct or contingent other than in the ordinary course of business, (iv) the

Partnership Entities, on a consolidated basis, have not, other than regular quarterly distributions, declared, paid or made a material dividend or distribution of any kind on any class of its units of beneficial interest (other than dividends or distributions from wholly owned subsidiaries), (v) the Partnership is not in default under the terms of any class of securities of the Partnership or any outstanding debt obligations, if any, which would result in a Material Adverse Effect, (vi) there has not been any change in the authorized or outstanding units of the Partnership and (vii) there has not been any material increase in the short-term or long-term debt (including capitalized lease obligations but excluding borrowings under existing or future bank lines of credit) of the Partnership Entities, on a consolidated basis.

(ff)    No Labor Dispute. No labor problem or dispute with the employees of any Partnership Entity exists or, to the knowledge of the Partnership Parties, is threatened or imminent, and none of the Chief Executive Officer or Chief Financial Officer of any of the Partnership Entities is aware of any existing or imminent labor disturbance by the employees of any of the Partnership Entities' principal suppliers, contractors or customers, in either case that would have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus.

(gg)    Financial Statements. The consolidated historical financial statements and schedules of the Partnership and its consolidated subsidiaries included in the Preliminary Prospectus, the Final Prospectus and the Registration Statement present fairly the financial condition, results of operations and cash flows of the Partnership Entities as of the dates and for the periods indicated; such financial statements have been prepared in accordance with the applicable accounting requirements of Regulation S-X under the Act and in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved. The selected financial data set forth under the caption “Summary Historical Financial Data” in the Preliminary Prospectus, the Final Prospectus and the Registration Statement and under the caption “Selected Financial Data” in the Partnership's Annual Report on Form 10-K/A for the year ended December 31, 2010, which is incorporated by reference into the Preliminary Prospectus, the Final Prospectus and the Registration Statement, are accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical financial statements from which they have been derived.

(hh)    Independent Public Accountants. Ernst & Young LLP, who has audited certain financial statements of the Partnership and delivered its reports with respect to the audited financial statements included in the Registration Statement, the Disclosure Package and the Final Prospectus, is an independent registered public accounting firm with respect to the Partnership within the meaning of the Act.

(ii)    Litigation. Except as described in the Disclosure Package and the Final Prospectus, there is no (i) action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Partnership Parties, threatened, to which any of the Partnership Entities is or may be a party or to which the business or property of any of the Partnership Entities is or may be subject, (ii) statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency with respect to any Partnership Entity or (iii) injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction, to which any of the Partnership Entities is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, would, individually or in the aggregate, (A) have a Material Adverse Effect, (B) prevent or result in the suspension of the offering of the Units or (C) in any manner draw into question the validity of this Agreement.

(jj)    Title to Properties. Each of the Partnership Entities has good and indefeasible title to all real property and good title to all personal property described in the Disclosure Package or the Final Prospectus as owned by Partnership Entities, free and clear of all Liens except (i) as described, and subject to limitations contained, in the Disclosure Package and the Final Prospectus or (ii) as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Disclosure Package or the Final Prospectus; with respect to any real property and buildings held under lease by the Partnership Entities, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of the properties of the Partnership Entities taken as a whole as they have been used in the past as described in the Disclosure Package or the Final Prospectus and are proposed to be used in the future as described in the Disclosure Package or the Final Prospectus; provided, however, that with respect to such leases, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(kk)    Rights-of-Way. Except as described in or contemplated by the Disclosure Package and the Final Prospectus, each of the Partnership Entities has such easements or rights-of-way from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described in the Disclosure Package and the Final Prospectus, except for (i) qualifications, reservations and encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; other than as set forth, and subject to the limitations contained, in the Disclosure Package and the Final Prospectus, each of the Partnership Entities has fulfilled and performed all its material obligations with respect to such rights-of-way, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect; and, except as described in the Disclosure Package and the Final Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.

(ll)    Tax Returns. Each of the Partnership Entities has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure so to file would not have a Material Adverse Effect except as set forth in or contemplated in the Disclosure Package and the Final Prospectus, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus.

(mm)    Insurance. The Partnership Entities are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which they are engaged, and all such insurance is in full force and effect.

(nn)    Distribution Restrictions. No subsidiary of the Partnership is currently prohibited, directly or indirectly, from paying any distributions to the Partnership, from making any other distribution on such subsidiary's equity interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary's property or assets to the Partnership or any other subsidiary of the Partnership, except as described in or contemplated by the Disclosure Package and the Final Prospectus.

(oo)    Possession of Licenses and Permits. Except as described in or contemplated by the Disclosure Package and the Final Prospectus, the Partnership Entities possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business associated with their assets in their current stage of development, except where the failure so to possess would not, individually or in the aggregate, result in a Material Adverse Effect; the Partnership Entities are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, result in a Material Adverse Effect; and the Partnership Entities have not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(pp)    Environmental Laws. Except as described in or contemplated by the Disclosure Package and the Final Prospectus, the Partnership Entities (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the prevention of pollution or protection of the environment or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) (“Environmental Laws”), (ii) have received all permits required of them under applicable Environmental Laws to conduct their respective businesses as presently conducted, (iii) are in compliance with all terms and conditions of any such permits and (iv) do not have any liability in connection with the release into the environment of any Hazardous Material, except in the case of each of clauses (i), (ii), (iii) and (iv) as would not, individually or in the aggregate, have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any applicable Environmental Law.

(qq)    Possession of Intellectual Property. Except as would not result in a Material Adverse Effect, (i) the Partnership Entities own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business of the Partnership Entities, and (ii) the Partnership Entities have not received any notice and are not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interests in the Partnership Entities.

(rr)    Certain Relationships and Related Transactions. No relationship, direct or indirect, exists between or among any Partnership Entity or any of their respective affiliates, on the one hand, and the directors, officers, stockholders, affiliates, customers or suppliers of any Partnership Entity, on the other hand, that is required to be described in the Disclosure Package or the Final Prospectus but is not so described.

(ss)    ERISA. Each Partnership Entity is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which any Partnership Entity would have any liability, excluding any reportable event for which a waiver could apply; no Partnership Entity expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which any Partnership Entity would have any liability that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and nothing has occurred, whether by action or by failure to act, that would reasonably be expected to cause the loss of such qualification.

(tt)    Description of Legal Proceedings and Contracts; Filing of Exhibits. There are no legal or governmental proceedings pending or, to the knowledge of the Partnership Parties, threatened or contemplated, against any of the Partnership Entities, or to which any of the Partnership Entities is a party, or to which any of their respective properties or assets is subject, that are required to be described in the Registration Statement or the Disclosure Package but are not so described, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Disclosure Package or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act or the Exchange Act. The statements included in the Registration Statement and the Disclosure Package, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate summaries of such legal matters, agreements, documents or proceedings in all material respects.

(uu)    Sarbanes-Oxley Act of 2002. Except as set forth in the Disclosure Package and Final Prospectus, the Partnership is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated in connection therewith and the rules of the NYSE Amex Stock Exchange (the “NYSE Amex”) that are effective and applicable to the Partnership.

(vv)    Investment Company. None of the Partnership Entities is, and after giving effect to the offering and sale of the Units and the application of the proceeds therefrom as described in the Disclosure Package and the Final Prospectus, none of the Partnership Entities will be, an “investment company” or a company “controlled by” an “investment company,” each as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(ww)    Books and Records. The Partnership maintains a system of internal accounting controls sufficient to provide reasonable assurance that, with respect to the Partnership Entities, (i)  transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

(xx)    No Deficiency in Internal Control Over Financial Reporting. Except as set forth in the Disclosure Package and Final Prospectus, based on the evaluation of its disclosure controls and procedures conducted in connection with the preparation and filing of the Partnership's annual report on Form 10-K/A for the year ended December 31, 2010, the Partnership's internal controls over financial reporting applicable to the Partnership Entities are effective and the Partnership Parties are not aware of (i) any significant deficiencies or material weaknesses in the design or operation of the Partnership's internal control over financial reporting that are likely to adversely affect the Partnership's ability to record, process, summarize and report financial data; or (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Partnership's internal control over financial reporting.

(yy)    No Changes in Internal Control Over Financial Reporting. Except as set forth in the Disclosure Package and Final Prospectus, since the date of the most recent evaluation of the disclosure controls and procedures described in Section 1(zz) hereof, there have been no significant changes in the Partnership's internal control over financial reporting that materially affected or are reasonably likely to materially affect the Partnership's internal control over financial reporting.

(zz)    Disclosure Controls and Procedures. Except as set forth in the Disclosure Package and Final Prospectus, (i) the Partnership Entities have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a‑15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the General Partner, including its principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(aaa)    Market Stabilization. None of the Partnership Entities has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(bbb)    Loans to Directors and Officers. The Partnership Entities have provided true, correct and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by any of the Partnership Entities to any director or executive officer of any of the Partnership Entities or to any family member or affiliate of any director or executive officer of any of the Partnership Entities.

(ccc)    Political Contributions. None of the Partnership Entities nor, to the knowledge of the Partnership Parties, any officer, trustee or director purporting to act on behalf of any of the Partnership Entities, has at any time: (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law; (ii) made any payment of funds to, or received or retained any funds from, any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law; or (iii) engaged in any transactions, maintained any bank accounts or used any partnership or limited liability company funds except for transactions, bank accounts and funds, which have been and are reflected in the normally maintained books and records of the Partnership Entities.

(ddd)    Foreign Corrupt Practices Act. No Partnership Entity, nor, to the knowledge of the Partnership Parties, any director, officer, agent, employee or affiliate of any Partnership Entity, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; the Partnership Entities and their affiliates have conducted their businesses in compliance with the FCPA; and Cheniere has instituted and maintains policies and procedures applicable to itself and all of its subsidiaries that are reasonably designed to ensure, and that are reasonably expected to continue to ensure, continued compliance therewith.

(eee)    Anti-Money Laundering Laws. The operations of the Partnership Entities are and have been conducted at all times in compliance with, in each case to the extent applicable, the financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the anti-money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership

Entities with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Partnership Parties, threatened.

(fff)    Office of Foreign Assets Control. None of the Partnership Entities, nor, to the knowledge of the Partnership Parties, any director, officer, agent, employee or affiliate of a Partnership Entity is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership will not directly or indirectly use the proceeds of the offering of the Units, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ggg)    Lending Relationship. Except as disclosed in the Disclosure Package and the Final Prospectus, no Partnership Entity (i) has any material lending or, to the knowledge of the Partnership Parties, other material relationship with any bank or lending affiliate of the Underwriter or (ii) intends to use any of the proceeds from the sale of the Units hereunder to repay any outstanding debt owed to any affiliate of the Underwriter.

(hhh)    Private Placement. The Partnership has not sold or issued any securities that would be integrated with the offering of the Units contemplated by this Agreement pursuant to the Act or the interpretations thereof by the Commission.

(iii)    FINRA Matters. To the knowledge of the Partnership Parties, there are no affiliations or associations between any member of the Financial Industry Regulatory Authority (“FINRA”) and any of the General Partner's officers or directors, or the Partnership's 5% or greater securityholders, except as set forth in the Disclosure Package and the Final Prospectus.

(jjj)    Statistical Data. Any statistical and market-related data included in the Registration Statement, the Preliminary Prospectus or the Final Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate, and the Partnership has obtained written consent to the use of such data from such sources to the extent required.

(kkk)    No Distribution of Other Offering Materials. None of the Partnership Entities has distributed or, prior to the later to occur of the Closing Date or any settlement date and completion of the distribution of the Units, will distribute any offering material in connection with the offering and sale of the Units other than any Preliminary Prospectus, the Final Prospectus, or any Issuer Free Writing Prospectus to which the Underwriter has consented in accordance with this Agreement and any other materials, if any, permitted by the Act, including Rule 134 thereunder.

(lll)    Listing on the NYSE Amex. On or prior to the Closing Date, the Units will be validly listed on the NYSE Amex, subject to official notice of issuance, and, to the knowledge of the Partnership Parties, there is no violation of any listing requirements or any current or threatened action for delisting.

Any certificate signed by any officer of any of the Partnership Parties and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Units shall be deemed a representation and warranty by the Partnership Parties, as to matters covered thereby, to the Underwriter.
2.Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Partnership, at a purchase price of $14.55 per unit, the Firm Units.

(b)    Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership hereby grants an option to the Underwriter to purchase up to 450,000 Option Units at the same purchase price per unit as the Underwriter shall pay for the Firm Units, less an amount per Unit equal to any distributions declared by the Partnership and payable on the Firm Units but not payable on the Option Units. Said option may be exercised only to cover over-allotments in the sale of the Firm Units by the Underwriter. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Final Prospectus upon written or telegraphic notice by the Underwriter to the Partnership setting forth the number of Option Units as to which the Underwriter is exercising the option and the settlement date.
3.Delivery and Payment. Delivery of and payment for the Firm Units and the Option Units (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 10:00 a.m., New York City time, on September 19, 2011, or at such time on such later date not more than three Business Days after the foregoing date as the Underwriter shall designate, which date and time may be postponed by agreement between the Underwriter and the Partnership, or as provided in Section 9 hereof (such date and time of delivery and payment for the Units being herein called the “Closing Date”). Delivery of the Units shall be made to the Underwriter against payment by the Underwriter of the purchase price thereof to or, upon the order of the Partnership, by wire transfer payable in same-day funds to an account specified by the Partnership. Delivery of the Firm Units and the Option Units shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Underwriter shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Partnership will deliver the Option Units (at the expense of the Partnership) to the Underwriter at 388 Greenwich Street, New York, New York, on the date specified by the Underwriter (which shall be within three Business Days after exercise of said option), against payment by the Underwriter of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. If settlement for the Option Units occurs after the Closing Date, the Partnership will deliver to the Underwriter on the settlement date for the Option Units, and the obligation of the Underwriter to purchase the Option Units shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.
4.Offering by Underwriter. It is understood that the Underwriter proposes to offer the Units for sale to the public as set forth in the Final Prospectus.

5.Agreements. Each of the Partnership Parties, jointly and severally, agrees with the Underwriter that:
(a)Preparation of Final Prospectus and Registration Statement. Prior to the termination of the offering of the Units, the Partnership will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus or any Rule 462(b) Registration Statement unless the

Partnership has furnished the Underwriter a copy for its review prior to filing and will not file any such proposed amendment or supplement to which the Underwriter reasonably objects. The Partnership will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Underwriter with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriter of such timely filing. The Partnership will promptly advise the Underwriter (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Units, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)Amendment or Supplement of Disclosure Package and Issuer Free Writing Prospectuses. If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the (i) Disclosure Package or any Issuer Free Writing Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or (ii) any Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Preliminary Prospectus or the Final Prospectus, the Partnership will (A) promptly notify the Underwriter so that any use of the Disclosure Package or the Issuer Free Writing Prospectus, as the case may be, may cease until the Disclosure Package or such Issuer Free Writing Prospectus is amended or supplemented; (B) amend or supplement the Disclosure Package or the Issuer Free Writing Prospectus, as the case may be, to correct such statement, omission or conflict; and (C) supply any amendment or supplement to the Underwriter in such quantities as it may reasonably request.

(c)Amendment of Registration Statement or Supplement of Final Prospectus. If, at any time when a prospectus relating to the Units is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with the use or delivery of the Final Prospectus, the Partnership promptly will (i) notify the Underwriter of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus; and (iv) supply any supplemented Final Prospectus to the Underwriter in such quantities as it may reasonably request.

(d)Reports to Unitholders. As soon as practicable, the Partnership will make generally available to its unitholders and to the Underwriter an earnings statement or statements of the Partnership and its subsidiaries that will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(e)Signed Copies of the Registration Statement and Copies of the Final Prospectus. The Partnership will furnish to the Underwriter and counsel for the Underwriter signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Underwriter may reasonably request.

(f)Qualification of Units. The Partnership will arrange, if necessary, for the qualification of the Units for sale under the laws of such jurisdictions as the Underwriter may reasonably designate and will maintain such qualifications in effect so long as required for the distribution of the Units; provided, however, that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject.

(g)Lock-Up Period. Except as disclosed in the Disclosure Package and the Final Prospectus solely with respect to the Cheniere Concurrent Offering (as defined therein), the Partnership Parties will not, without the prior written consent of the Underwriter, offer, sell, contract to sell, pledge, or otherwise dispose of, or enter into any transaction designed to or that might reasonably be expected to (i) result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Partnership, any of its affiliates or any person in privity with it or any of its affiliates, directly or indirectly (including the filing or participation in the filing of a registration statement with the Commission in respect of) (including any offer or sale of Common Units pursuant to that Strategic Equity Offering Sales Agreement by and between the Partnership and Miller Tabak + Co., LLC), or (ii) establish or increase a put equivalent position or liquidate or decrease a call equivalent position (within the meaning of Section 16 of the Exchange Act), in, any common units of the Partnership or any securities convertible into, or exercisable or exchangeable for, such common units; or publicly announce an intention to effect any such transaction, for a period of 60 days after the date of this Agreement; provided, however, that the Partnership (A) may issue and sell common units pursuant to, and file a registration statement on Form S-8 relating to, any employee benefit plan (including the Partnership's long‑term incentive plan) of the Partnership in effect at the Applicable Time, (B) may issue and sell common units in a private transaction exempt from registration under the Act;

provided, however, that any such purchasers must execute and deliver to the Underwriter a lock-up letter agreement in the form of Exhibit A hereto, (C) may issue common units issuable upon the conversion of securities or the exercise of warrants outstanding at the Applicable Time and (D) may offer and contract to sell, but not issue, securities to fund construction costs of the project to add liquefaction services at the Sabine Pass LNG terminal as described in the Disclosure Package and the Final Prospectus.

(h)Price Manipulation. The Partnership Parties will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(i)Expenses. The Partnership agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the execution of this Agreement or the original issuance and sale of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) the registration of the Units under the Exchange Act and the listing of the Units on the NYSE Amex; (vi) any registration or qualification of the Units for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriter relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriter relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Partnership representatives in connection with presentations to prospective purchasers of the Units; (ix) the fees and expenses of the Partnership's accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; and (x) all other costs and expenses incident to the performance by the Partnership of its obligations hereunder; provided, however, that except as otherwise provided in this Section 5(i), Section 7 or Section 8, the Underwriter shall bear and pay (i) all of its own costs and expenses, including the fees and expenses of its counsel, and (ii) expenses in connection with any tombstones and similar advertisements published by the Underwriter after the Effective Date.

(j)Free Writing Prospectuses. The Partnership agrees that, unless it has obtained or will obtain the prior written consent of the Underwriter, the Underwriter agrees with the Partnership that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Partnership and the Underwriter, it has not made and will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433;

provided, however, that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule I hereto and any electronic road show within the meaning of Rule 433. Any such free writing prospectus consented to by the Underwriter or the Partnership is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Partnership agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

6.Conditions to the Obligations of the Underwriter. The obligations of the Underwriter to purchase the Firm Units and the Option Units, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Partnership Parties contained herein as of the Applicable Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Partnership Parties made in any certificates pursuant to the provisions hereof, to the performance by the Partnership Parties of their obligations hereunder and to the following additional conditions:

(a)The Final Prospectus and any supplement thereto have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Partnership pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)The Partnership shall have requested and caused Andrews Kurth LLP, counsel for the Partnership Entities, to have furnished to the Underwriter their opinion, dated the Closing Date and addressed to the Underwriter, to the effect that:

(i)Formation and Qualification. Each of the Partnership Entities is validly existing and is in good standing as a limited partnership or limited liability company, as applicable, under the laws of the State of Delaware and has all partnership or limited liability company, as the case may be, power and authority necessary to own or lease its properties and to conduct the businesses in which it is engaged, in each case as described in the Disclosure Package and the Final Prospectus, and, with respect to the Partnership Parties, to execute and deliver this Agreement and to incur and perform all of its obligations under this Agreement.

(ii)Ownership of the General Partner. Holdings directly owns 100% of the outstanding limited liability company interests of the General Partner; such limited liability company interests have been duly authorized and validly issued in accordance with the GP LLC Agreement and are fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act; and Holdings owns such limited liability company interests free and clear of all Liens (A) in respect of which a financing statement under the Delaware Uniform Commercial Code (“DE UCC”) naming Holdings as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware, (B) except for restrictions on transferability set forth in the GP LLC Agreement or (C) otherwise known to such counsel without independent investigation, other than those created by or arising under Sections 18-607 and 18-804 of the Delaware LLC Act.

(iii)Ownership of the General Partner Interests in the Partnership. The General Partner is the sole general partner of the Partnership, with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all Liens (A) in respect of which a financing statement under the DE UCC naming the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware, (B) except for restrictions on transferability set forth in the Partnership Agreement or (C) otherwise known to such counsel without independent investigation, other than those created by or arising under Sections 17-607 and 17-804 of the Delaware LP Act.

(iv)Ownership of the Subordinated Units and the Incentive Distribution Rights. Subsidiary Holdings owns all of the Subordinated Units, the General Partner owns all of the Incentive Distribution Rights and Common Units Holding owns 10,891,357 common units representing limited partner interests in the Partnership (the “Common Units Holding Units”); all of the Subordinated Units, the Incentive Distribution Rights, the common units of the Partnership and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act); and Subsidiary Holdings owns the Subordinated Units, the General Partner owns the Incentive Distribution Rights and Common Units Holding owns the Common Units Holding Units, in each case free and clear of all Liens (A) in respect of which a financing statement under the DE UCC naming Subsidiary Holdings, the General Partner and Common Units Holding, respectively, as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware, (B) except for restrictions on transferability set forth in the Partnership Agreement or (C) otherwise known to such counsel without independent investigation, other than those created by or arising under Sections 17-607 and 17-804 of the Delaware LP Act.

(v)Ownership of Investments. The Partnership directly owns 100% of the outstanding limited liability company interests of Investments; such limited liability company interests have been duly authorized and validly issued in accordance with the Investments LLC Agreement and are fully paid (to the extent required under the Investments LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such limited liability company interests free and clear of all Liens (A) in respect of which a financing statement under the DE UCC naming the Partnership as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware, (B) except for restrictions on transferability set forth in the Investments LLC Agreement or (C) otherwise known to such counsel without independent investigation, other than those created by or arising under Sections 18-607 and 18-804 of the Delaware LLC Act.

(vi)Ownership of Operating GP, Operating LP, Midstream Services and NGL Pipeline. Investments directly owns 100% of the outstanding limited liability company interests of each of Operating GP, Operating LP, Midstream Services and NGL Pipeline; such limited liability company interests have been duly authorized and validly issued in accordance with the Operating GP LLC Agreement, Operating LP LLC Agreement, Midstream Services LLC Agreement and NGL Pipeline LLC Agreement, respectively, and are fully paid (to the extent required under such Constituent Documents) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Investments owns such limited liability company interests free and clear of all Liens (A) in respect of which a financing statement under the DE UCC naming Investments as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware, (B) except for restrictions on transferability set forth in the Operating GP LLC Agreement, Operating LP LLC Agreement, Midstream Services LLC Agreement and NGL Pipeline LLC Agreement or (C) otherwise known to such counsel without independent investigation, other than those created by or arising under Sections 18-607 and 18-804 of the Delaware LLC Act.

(vii)Ownership of the General Partner Interests in Sabine Pass. Operating GP directly owns 100% of the outstanding general partner interests of Sabine Pass; such general partner interests have been duly authorized and validly issued in accordance with the Sabine Pass Partnership Agreement; and Operating GP directly owns such general partner interests free and clear of all Liens (A) in respect of which a financing statement under the DE UCC naming Operating GP as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware, (B) except for restrictions on transferability set forth in the Sabine Pass Partnership Agreement, (C) except for Liens granted to secure indebtedness outstanding under that certain Indenture, dated November 2, 2006, as supplemented, between Sabine Pass and The Bank of New York, as trustee (the “Sabine Indenture”) or (D) otherwise known to such counsel without independent investigation, other than those created by or arising under Sections 17-607 and 17-804 of the Delaware LP Act.

(viii)Ownership of Sabine Pass. Operating LP directly owns 100% of the outstanding limited partner interests of Sabine Pass; such limited partner interests have been duly authorized and validly issued in accordance with the Sabine Pass Partnership Agreement and are fully paid (to the extent required under the Sabine Pass Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act); and Operating LP directly owns such limited partner interests free and clear of all Liens (A) in respect of which a financing statement under the DE UCC naming Operating LP as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware, (B) except for restrictions on transferability set forth in the Sabine Pass Partnership Agreement, (C) except for Liens granted to secured indebtedness outstanding under the Sabine Indenture or (D) otherwise known to such counsel without independent investigation, other than those created by or arising under Sections 17-607 and 17-804 of the Delaware LP Act.

(ix)Ownership of Tug Services. Sabine Pass directly owns 100% of the outstanding limited liability company interests of Tug Services; such limited liability company interests have been duly authorized and validly issued in accordance with the Tug Services LLC Agreement and are fully paid (to the extent required under the Tug Services LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Sabine Pass owns such limited liability company interests free and clear of all Liens (A) in respect of which a financing statement under the DE UCC naming Sabine Pass as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware, (B) except for restrictions on transferability set forth in the Tug Services LLC Agreement, (C) except for Liens granted to secured indebtedness outstanding under the Sabine Indenture or (D) otherwise known to such counsel without independent investigation, other than those created by or arising under Sections 18-607 and 18-804 of the Delaware LLC Act.

(x)Ownership of Liquefaction. Operating LP directly owns 100% of the outstanding limited liability company interests of Liquefaction; such limited liability company interests have been duly authorized and validly issued in accordance with the Liquefaction LLC Agreement and are fully paid (to the extent required under the Liquefaction LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Operating LP owns such limited liability company interests free and clear of all Liens (A) in respect of which a financing statement under the DE UCC naming Operating LP as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware, (B) except for restrictions on transferability set forth in the Liquefaction LLC Agreement or (C) otherwise known to such counsel without independent investigation, other than those created by or arising under Sections 18-607 and 18-804 of the Delaware LLC Act.

(xi)Valid Issuance of the Units. The Units and the limited partner interests represented thereby have been duly authorized by the Partnership, and when issued and delivered to the Underwriter against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act). The outstanding common units representing limited partner interests in the Partnership, the Subordinated Units and the Incentive Distribution Rights are the only limited partner interests in the Partnership issued and outstanding.

(xii)No Preemptive Rights, Registration Rights or Options. There are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership interests or membership interests in the Partnership Entities, other than pursuant to the Constituent Documents of such entities. No Person has the right, except as has been waived, under the Material Agreements (as defined in such opinion) or the Constituent Documents to require the registration under the Act of any sale of securities issued by the Partnership, by reason of the filing or effectiveness of the Registration Statement or offering or sale of the Units.

(xiii)Authorization, Execution and Delivery of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

(xiv)Authorization, Execution, Delivery and Enforceability of Operative Agreements. (a) The GP LLC Agreement has been duly authorized, executed and delivered by Holdings and constitutes a legal, valid and binding agreement of Holdings and is enforceable against Holdings, in accordance with its terms, under the Delaware LLC Act; (b) the Investments LLC Agreement constitutes a legal, valid and binding agreement of the Partnership and is enforceable against the Partnership, in accordance with its terms, under the Delaware LLC Act; (c) the Operating LP LLC Agreement, constitutes a legal, valid and binding agreement of Investments and is enforceable against Investments, in accordance with their terms, under the Delaware LLC Act; (d) the Partnership Agreement has been duly authorized, executed and delivered by the General Partner and constitutes a legal, valid and binding agreement of the General Partner and is enforceable against the General Partner in accordance with its terms, under the Delaware LP Act; and (e) the Sabine Pass Partnership Agreement constitutes a legal, valid and binding agreement of Operating LP and is enforceable against Operating LP, in accordance with its terms, under the Delaware LP Act.

(xv)Enforceability of Constituent Documents. Assuming the due authorization, execution and delivery thereof, (a) the Partnership Agreement constitutes a legal, valid and binding agreement of Common Units Holding and Subsidiary Holdings and is enforceable against Common Units Holding and Subsidiary Holdings, respectively, in accordance with its terms, under the Delaware LP Act, (b) the Sabine Pass Partnership Agreement constitutes a legal, valid and binding agreement of Operating GP and is enforceable against Operating GP, in accordance with its terms, under the Delaware LP Act, (c) each of the Operating GP LLC Agreement, Midstream Services LLC Agreement and NGL Pipeline LLC Agreement constitutes a legal, valid and binding agreement of Investments and is enforceable against Investments, in accordance with their terms, under the Delaware LLC Act, (d) the Liquefaction LLC Agreement constitutes a legal, valid and binding agreement of Sabine Pass LP and is enforceable against Sabine Pass LP, in accordance with its terms, under the Delaware LLC Act and (e) the Tug Services LLC Agreement constitutes a legal, valid and binding agreement of Sabine Pass and is enforceable against Sabine Pass, in accordance with its terms, under the Delaware LLC Act.

(xvi)No Conflicts. None of (i) the offering, issuance and sale by the Partnership of the Units to be sold by the Partnership to the Underwriter pursuant to the terms of this Agreement, or (ii) the execution and delivery of this Agreement by any of the Partnership Parties, (A) constituted, constitutes or will constitute a violation of the Constituent Documents of any of the Partnership Entities, (B) constituted, constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, or the creation of any Lien under, any of the Constituent Documents of any of the Partnership Entities or any Material Agreement, or (C) resulted, results or will result in any violation of, or the creation of any Lien under, (i) the Delaware LP Act, (ii) the Delaware LLC Act, (iii) the applicable laws of the State of Texas or (iv) the applicable laws of the United States of America.

(xvii)No Consent. No Governmental Approval or Filing, which has not been obtained or made and is not in full force and effect, is required to authorize, or is required for, the execution and delivery by any of the Partnership Parties of this Agreement or the consummation of the issuance and sale of the Units pursuant to this Agreement. As used in this paragraph, “Governmental Approval or Filing” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any executive, legislative, judicial, administrative or regulatory body of the State of Texas, the State of Delaware or the United States of America, pursuant to (i) applicable laws of the State of Texas, (ii) the Delaware LP Act, (iii) the Delaware LLC Act or (iv) applicable laws of the United States of America.

(xviii)Description of Common Units. The Units conform in all material respects to the descriptions thereof set forth under “Summary-The Offering-Cash distributions,” “Summary-The Offering-Limited voting rights” and “Cash Distribution Policy” in the Disclosure Package and the Final Prospectus and under “Cash Distribution Policy and Restrictions on Distributions,” “Description of the Common Units,” “How We Make Cash Distributions” and “The Partnership Agreement” in the Base Prospectus.

(xix)Description and Summaries. The statements made in the Disclosure Package and the Final Prospectus under the captions “Summary-The Offering-Cash distributions,” “Summary-The Offering-Limited voting rights” and “Cash Distribution Policy” and the Base Prospectus under the captions “Cash Distribution Policy and Restrictions on Distributions,” “Description of the Common Units,” “How We Make Cash Distributions,” “Description of Partnership Securities,” “The Partnership Agreement,” “Conflicts of Interest and Fiduciary Duties” and “Investment in Cheniere Energy Partners, L.P. by Employee Benefit Plans,” insofar as such statements purport to summarize certain provisions of documents and legal matters referred to therein, fairly summarize such provisions and legal matters in all material respects, subject to the qualifications and assumptions stated therein.

(xx)Material Tax Consequences. The statements made in the Disclosure Package and the Final Prospectus under the caption “Material Tax Consequences”, insofar as such statements refer to statements of law or legal conclusions, fairly summarize the matters referred to therein in all material respects, subject to the qualifications and assumptions stated therein.

(xxi)Tax Opinion. The opinion of Andrews Kurth LLP that is filed as Exhibit 8.1 to the Partnership's Registration Statement (filed with the SEC on September 17, 2010) is confirmed, and the Underwriter may rely upon such opinion as if it were addressed to it.

(xxii)Investment Company. None of the Partnership Entities is an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(xxiii)Filings under Rule 424(b) and Rule 433. Any required filing of the Preliminary Prospectus and the Final Prospectus, and any amendments and supplements thereto, pursuant to Rule 424(b) and of any Issuer Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the time period required by such Rules.

In rendering such opinion, such counsel shall state that they have participated in conferences with officers and other representatives of the Partnership Entities and the independent registered public accounting firm, the Underwriter's counsel and representatives, at which the contents of the Registration Statement, the Disclosure Package and the Final Prospectus and related matters were discussed and, although they have not independently verified, are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package and the Final Prospectus (except as and to the extent set forth in paragraphs (xviii), (xix) and (xx)), on the basis of the foregoing (relying with respect to factual matters to the extent they deem appropriate upon statements by officers and other representatives of the Partnership Entities),
(A) such counsel confirms that, in their opinion, each of the Registration Statement, as of its most recent effective date, the Preliminary Prospectus, as of its date, and the Final Prospectus, as of its date and as of the Closing Date, appeared on its face to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations thereunder (except that in each case they express no statement or belief as to Regulation S-T);
(B) such counsel is not aware of any documents that are required to be filed as exhibits to the Registration Statement and are not so filed, or of any documents that are required to be summarized in the Preliminary Prospectus or the Final Prospectus and are not so summarized;
(C) such counsel is not aware of any legal or governmental proceedings pending or threatened to which any of the Partnership Entities are a party or to which any of their respective properties is subject that are required to be described in the Preliminary Prospectus or the Final Prospectus or any of the documents incorporated by reference therein and are not so described; and
(D) furthermore, no facts have come to such counsel's attention that have led them to believe that (i) the Registration Statement, as of the Effective Date, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Final Prospectus, as of its date and as of the applicable Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that such counsel expresses no opinion, statement or belief with respect to (A) the financial statements and related schedules, including the notes and schedules thereto and the auditor's report thereon, (B) any other financial, accounting or statistical data included in, or excluded from, the Registration Statement, the Disclosure Package or the Final Prospectus and (C) representations and warranties and other statements of fact included in the exhibits to the

Registration Statement.
In addition, such counsel shall state that it has been advised in writing by the Commission that the Registration Statement was declared effective under the Act on October 12, 2010, and that no stop order suspending the effectiveness of the Registration Statement has been issued. To the knowledge of such counsel based solely upon such oral communication with the Commission, no proceeding for that purpose has been instituted or is pending or threatened by the Commission.
In addition, such counsel may (i) state that its opinion is limited to matters governed by federal law and the Delaware LP Act, Delaware LLC Act, the DGCL, the applicable laws of the State of Texas and the applicable laws of the State of New York, (ii) rely in respect of matters of fact upon certificates of officers and employees of the Partnership Entities and upon information obtained from public officials, (iii) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine and (iv) include such other qualifications, limitations and assumptions as are reasonable.
(c)The Underwriter shall have received from Baker Botts L.L.P., counsel for the Underwriter, such opinion or opinions, dated the Closing Date and addressed to the Underwriter, with respect to the issuance and sale of the Units, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Underwriter may reasonably require, and the Partnership Parties shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(d)The General Partner shall have furnished to the Underwriter a certificate of the Partnership, signed on behalf of the Partnership by the Chief Financial Officer of the General Partner, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Units, and this Agreement and that:

(i)the representations and warranties of the Partnership Parties in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Partnership has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued, and no proceedings for that purpose have been instituted or, to the Partnership's knowledge, threatened; and

(iii)since the date of the most recent financial statements included in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(e)The Partnership shall have requested and caused each of Ernst & Young LLP and UHY LLP to have furnished to the Underwriter, at the Applicable Time and at the Closing Date, letters, dated respectively as of the Applicable Time and as of the Closing Date, in form and substance satisfactory to the Underwriter, (i) confirming that Ernst & Young LLP or UHY LLP, as appropriate, is an independent registered public accounting firm within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and the rules of the Public Company Accounting Oversight Board, (ii) with respect to the letter from Ernst & Young LLP, stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information, and (iii) covering such other matters as are ordinarily covered by accountants' “comfort letters” to underwriters in connection with registered public offerings.

(f)Subsequent to the Applicable Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Partnership Entities taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Underwriter, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(g)Prior to the Closing Date, the Partnership Parties shall have furnished to the Underwriter such further information, certificates and documents as the Underwriter may reasonably request.

(h)Subsequent to the Applicable Time, there shall not have been any decrease in the rating of any of Sabine Pass's debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(i)The Units shall be listed and admitted and authorized for trading on the NYSE Amex, and reasonably satisfactory evidence of such actions shall have been provided to the Underwriter.

(j)At the Applicable Time, the Partnership Parties shall have furnished to the Underwriter a letter substantially in the form of Exhibit A hereto from each person or entity listed on Schedule II.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter, this Agreement and all obligations of the Underwriter hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriter. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.
The documents required to be delivered by this Section 6 shall be delivered at the offices of Baker Botts L.L.P., counsel for the Underwriter, at 910 Louisiana, Houston, Texas 77002, on the Closing Date.
7.Reimbursement of Underwriter's Expenses. If the sale of the Units provided for herein is not consummated because any condition to the obligations of the Underwriter set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Partnership Parties to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Underwriter, the Partnership Parties will reimburse the Underwriter on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Units.
8.Indemnification and Contribution

(a)Each of the Partnership Parties agrees, jointly and severally, to (i) indemnify and hold harmless the Underwriter, the directors, officers, employees, agents and affiliates of the Underwriter and each person who controls the Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, any Preliminary Prospectus, the Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus, or any other “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or in any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (ii) reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Partnership Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Partnership Parties by or on behalf of the Underwriter specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Partnership Parties may otherwise have.

(b)The Underwriter agrees to indemnify and hold harmless each of the Partnership Parties, each director of the General Partner, each of the General Partner's officers who signs the Registration Statement, and each person who controls any Partnership Party within the meaning of either the Act or the Exchange Act, to the same extent as the parties foregoing indemnity from the Partnership Parties to the Underwriter, but only with reference to written information relating to the Underwriter furnished to the Partnership Parties by or on behalf of the Underwriter specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that the Underwriter may otherwise have. Each Partnership Party acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Units and, under the heading “Underwriting” (i) the sentences related to concessions and reallowances and (ii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in the Preliminary Prospectus, the Final Prospectus and any Issuer Free Writing Prospectus constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in the Preliminary Prospectus, the Final Prospectus and any Issuer Free Writing Prospectus.

(c)Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Partnership Parties agree, jointly and severally, and the Underwriter agrees, to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Partnership Parties and the Underwriter may be subject in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties, on the one hand, and by the Underwriter, on the other, from the offering of the Units; provided, however, that in no case shall the Underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the Units purchased by the Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Partnership Parties and the Underwriter shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Partnership Parties, on the one hand, and of the Underwriter, on the other, in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Partnership Parties shall be deemed to be equal to the total net proceeds from the offering of the Units (before deducting expenses) received by it, and benefits received by the Underwriter shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Partnership Parties, on the one hand, or the Underwriter, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Partnership Parties and the Underwriter agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls the Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of the Underwriter shall have the same rights to contribution as the Underwriter, and each person who controls the General Partner or the Partnership within the meaning of either the Act or the Exchange Act, each officer of any of the General Partner or the Partnership who shall have signed the Registration Statement and each director of any of the General Partner or the Partnership shall have the same rights to contribution as the Partnership Parties, subject in each case to the applicable terms and conditions of this paragraph (d).

9.Termination. This Agreement shall be subject to termination in the absolute discretion of the Underwriter, by notice given to the Partnership prior to delivery of and payment for the Units, if at any time prior to such delivery and payment (i) trading in the Common Units shall have been suspended by the Commission or the NYSE Amex or trading in securities generally on the New York Stock Exchange or the NYSE Amex shall have been suspended or limited or minimum prices shall have been established on either of such exchanges, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Underwriter, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Preliminary Prospectus or the Final Prospectus (exclusive of any supplement thereto).

10.Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Partnership Parties or their respective officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or the Partnership Parties or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Units. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

11.Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriter, will be mailed, delivered or telefaxed to Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the Partnership, will be mailed, delivered or telefaxed to Cheniere Energy Partners, L.P., at 700 Milam, Suite 800, Houston, Texas 77002 and confirmed to the Corporate Secretary.

12.Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

13.No Fiduciary Duty. Each of the Partnership Parties hereby acknowledges that (a) the purchase and sale of the Units pursuant to this Agreement is an arm's-length commercial transaction between the Partnership Parties, on the one hand, and the Underwriter and any affiliates through which it may be acting, on the other, (b) the Underwriter is acting as principal and not as an agent or fiduciary of the Partnership Parties and (c) the Partnership Parties' engagement of the Underwriter in connection with the offering of the Units and the process leading up to the offering of the Units is as independent contractor and not in any other capacity. Furthermore, each of the Partnership Parties agrees that it is solely responsible for making its own judgments in connection with the offering of the Units (irrespective of whether the Underwriter has advised or is currently advising the Partnership Parties on related or other matters). Each of the Partnership Parties agrees that it will not claim that the Underwriter has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Partnership Parties, in connection with the transactions contemplated by this Agreement or the process leading thereto.

14.Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Partnership Parties and the Underwriter with respect to the subject matter hereof.

15.Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

16.Waiver of Jury Trial. Each of the Partnership Parties hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

17.Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same agreement.

18.Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

19.Definitions. The following terms, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Applicable Time” means 9:05 a.m. (Eastern time) on September 14, 2011.
“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Time.
“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.
“Commission” shall mean the Securities and Exchange Commission.
“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Applicable Time, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule I hereto, (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and (iv) the number of Firm Units and Option Units, the public offering price for the Units and the Closing Date, which will be included on the cover page of the Final Prospectus.
“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Final Prospectus” shall mean the prospectus supplement relating to the Units that is first filed pursuant to Rule 424(b) after the Applicable Time, together with the Base Prospectus.
“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.
“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.
“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in Section 1(a) hereof which is used prior to the filing of the Final Prospectus in connection with the offering of the Units, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in Section 1(a) hereof, including exhibits and financial statements and any prospectus supplement relating to the Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.
“Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B,” “Rule 433,” and “Rule 462” refer to such rules under the Act.
“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Partnership Parties and the Underwriter.

Very truly yours,

CHENIERE ENERGY PARTNERS, L.P.

By:	Cheniere Energy Partners GP, LLC
its general partner

By:	/s/ Graham McArthur
Name:	Graham McArthur
Title:	Vice President and Treasurer

CHENIERE ENERGY PARTNERS, GP, LLC

By:	/s/ Graham McArthur
Name:	Graham McArthur
Title:	Vice President and Treasurer

CHENIERE ENERGY INVESTMENTS, LLC

By:	/s/ Graham McArthur
Name:	Graham McArthur
Title:	Treasurer

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Michael J. Casey, Jr.
Name:	Michael J. Casey, Jr.
Title:	Director

SCHEDULE I
Free Writing Prospectuses included in the Disclosure Package
None.

I

SCHEDULE II
Parties to Lock-Up Agreements
Charif Souki
R. Keith Teague
Meg A. Gentle
Michael E. Bock
Lon McCain
Robert J. Sutcliffe
Don A. Turkleson
Walter L. Williams*
Jerry D. Smith
Cheniere Energy, Inc.

* To be delivered as promptly as practicable.

II

EXHIBIT A
FORM OF LOCK-UP LETTER
[•], 2011
Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Ladies and Gentlemen:
This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), among Cheniere Energy Partners, L.P. (the “Partnership”), certain of its affiliates and you as Underwriter, relating to an underwritten public offering of units, representing limited partner interests in the Partnership (the “Partnership Units”).
In order to induce you to enter into the Underwriting Agreement, the undersigned will not [add to Cheniere agreement: , and will not take any action to cause any of its subsidiaries (other than the Partnership Entities as defined in the Underwriting Agreement) to,] without your prior written consent, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Common Units of the Partnership or any securities convertible into, or exercisable or exchangeable for such Common Units, or publicly announce an intention to effect any such transaction, for a period of 60 days after the date of the Underwriting Agreement (the “Lock-Up Period”).
[Add to director and officer agreements: A transfer of Common Units by the undersigned to a family member or trust may be made, provided that such transfer is not a transfer for value and is made as a gift or by will or intestacy and the transferee agrees to be bound in writing by the terms of this letter agreement prior to such transfer and, if the undersigned is required to file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended, reporting a reduction in beneficial ownership of Common Units or any securities convertible into or exercisable or exchangeable for Common Units by the undersigned during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that such transfer is not a transfer for value and that such transfer is being made as a gift or by will or intestacy.]
If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,